UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2021 (May 25, 2021)

ESM Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40176	98-1576763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2229 San Felipe, Suite 1300 Houston, TX 77019		77019
(Address of principal executive offices)		(Zip Code)

(713) 579-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	ESM.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	ESM	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	ESM WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 25, 2021, ESM Acquisition Corporation (NYSE: ESM) (the “Company”) received a notice (the “Notice”) from The New York Stock Exchange (the “NYSE”) indicating that, as a result of not having timely filed its quarterly report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”), the Company was not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual. It requires timely filing of all required periodic reports with the Securities and Exchange Commission (“SEC”) on or prior to the due date thereof or by the extended filing due date provided by Rule 12b-25.

The Notice informed the Company that it can regain compliance with the NYSE’s continued listing requirements by filing the Form 10-Q within six months of its filing due date, which was May 17, 2021. The Notice has no immediate impact on the listing of the Company’s securities, which will continue to trade on the NYSE, subject to the Company’s compliance with the other continued listing requirements of the NYSE. As previously disclosed by the Company on its Form 12b-25 filed with the SEC on May 17, 2021, the Company is currently evaluating the accounting treatment of its warrants based on guidance from the SEC staff issued in a public statement on April 12, 2021 (the “SEC Guidance”) that highlighted the potential accounting implications of certain terms that may be common in warrants included in special purpose acquisition company transactions and discussed related financial reporting considerations. The Company is determining what effects the SEC Guidance will have on the Form 10-Q and needs more time to incorporate the revised accounting treatment required by the SEC Guidance for its warrants in its financial statements in the Form 10-Q.

The Company is working diligently to complete the Form 10-Q as soon as possible. The anticipated filing date of the Form 10-Q is currently unknown, and the Company plans to file the Form 10-Q as soon as practicably possible.

Item 8.01	Other Events.

On June 1, 2021, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This report may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this report are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. Copies of such filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Press Release, dated June 1, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESM Acquisition Corporation

Date: June 1, 2021	By:	/s/ Sir Michael Davis
	Name:	Sir Michael Davis
	Title:	Chief Executive Officer and Director